FORM No. 2d

BERMUDA
THE COMPANIES ACT 1981

MEMORANDUM OF CONTINUANCE OF COMPANY LIMITED BY SHARES
Section 132C(2)

MEMORANDUM OF CONTINUANCE
OF
Auris Medical Holding Ltd.

(hereinafter referred to as the "Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. The Company is an exempted company as defined by the Companies Act 1981.

3. The authorised share capital of the Company is CHF 4,400,000 divided into 200,000,000 common shares of CHF 0.02 each and 20,000,000 preference shares of CHF 0.02 each.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:- N/A

5. Details of Incorporation:

   The Company was incorporated in Switzerland on January 30, 2018.

6. The objects of the Company from the date of continuance are unrestricted.

7. The following are provisions regarding the powers of the Company –

Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and–

(i) pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii) pursuant to Section 42A of the Act , the Company shall have the power to purchase its own shares; and

(iii) pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by duly authorised persons in the presence of at least one witness attesting the signature thereof:-

(Thomas Meyer)	(RAOUL DIAS)
(Authorised persons)	(Witnesses)

Dated this 15 day of March, 2019

FORM NO. 7a **Registration No. 54504**

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

Auris Medical Holding Ltd.

was delivered to the Registrar of Companies on the **30th** day of **June 2020** in accordance with section 45(3) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **20th** day of **July 2020**

Maria Boodram
for **Registrar of Companies**

Capital prior to increase:	CHF 4,400,000.00
Amount of increase:	CHF 6,000,000.00
Present Capital:	CHF 10,400,000.00

FORM NO. 8c **Registration No. 54504**

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF REDUCTION OF ISSUED SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Reduction of Issued Share Capital of

Auris Medical Holding Ltd.

was delivered to the Registrar of Companies on the **29th** of **July 2020** in accordance with section 46(5) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **28th** day of **January 2021**

Maria Boodram
for **Registrar of Companies**

Issued Share Capital prior to reduction:	CHF	2,023,633.60
Present Issued Share Capital:	CHF	50,590.84
Authorised Share Capital:	CHF	10,400,000.00

FORM NO. 8a **Registration No. 54504**

BERMUDA

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF REDUCTION OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Reduction of Share Capital
of

Auris Medical Holding Ltd.

was delivered to the Registrar of Companies on the **29th** day of **September 2020** in accordance with section 46 of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **4th** day of **March 2021**

Maria Boodram
for **Registrar of Companies**

Capital prior to reduction:	CHF 10,400,000.00
Amount of reduction:	CHF 9,750,000.00
Present Capital:	CHF 650,000.00

Registration No. 54504

GOVERNMENT OF BERMUDA

Registrar of Companies

The Companies Act 1981

CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL

THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital
of

Altamira Therapeutics Ltd.

was delivered to the Registrar of Companies on the **6th day of October 2022** in accordance with section 45(3) of ***the Companies Act 1981*** (the "Act").

Kenneth Joaquin
Registrar of Companies
25th day of November 2022

REGISTRAR OF COMPANIES
BERMUDA

Memorandum of Increase of Share Capital
The Companies Act 1981

Altamira Therapeutics Ltd. (54504)

Filing Date 06-Oct-2022 11:20:24

Shareholdings

Changed

Currency	CHF - Switzerland Franc
Authorised share capital	650,000.00
Increase by	750,000.00
Authorised share capital as increased	1,400,000.00

Submitted By

CONYERS CORPORATE SERVICES (BERMUDA) LIMITED
DIVINA LOOBY
BERMUDA, CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON, PEMBROKE, HM11

Extract of Minutes of a meeting (by conference call) of the

Board of Directors of

Auris Medical Holding Ltd.

held on April 25, 2019 at 6.00 p.m. CEST

Present:
Thomas Meyer, Chairman
Armando Anido
Alain Munoz
Mats Blom
Calvin Roberts

Present by Invitation:
Hernan Levett
Raoul Dias, Secretary

Call to Order

A meeting of the Board of Directors (the "Board") of Auris Medical Holding Ltd. (the "Company") was held by conference call on April 25, 2019. Mr. Meyer acted as Chairman and Mr. Dias acted as Secretary of the meeting. Mr. Meyer confirmed that a quorum was present and called the meeting to order.

1. Reverse Share Split

Messrs. Meyer, Levett and Dias discussed with the Board the implementation of a reverse share split at a ratio of 20:1 in order to regain compliance with the Nasdaq minimum bid-price requirement. […]

After discussion, the Board unanimously resolved:

WHEREAS *the Company has not regained compliance with the NASDAQ minimum bid-price requirement as of the date of this resolution;*

WHEREAS *the Board believes it to be in the best interest of the Company to perform a reverse split by way of share consolidation at this point;*

RESOLVED *that the Board herewith approves a reverse split by way of share consolidation of its common shares par value CHF 0.02 per share at a ratio of 20:1 with effect from the close of the Nasdaq Capital Market on April 28, 2019 or any trading day thereafter until no later than July 22, 2019, such that for every 20 common shares of par value CHF 0.02 there shall be 1 common share of par value CHF 0.40 (the "Reverse Split"), and that the Company's common shares shall start trading on Nasdaq Capital Market on a reverse split adjusted ratio of 20:1 on or around April 30, 2019 or any trading day thereafter until no later than July 23, 2019;*

RESOLVED *that where any fractional shares arise as a consequence of the Reverse Split, any director or officer of the Company be authorised in their unfettered discretion to either (i) cancel such fractional shares without compensation to the holder thereof; or (ii)*

cancel such fractional shares and pay compensation to the holder thereof, such compensation to be determined by multiplying the fractional share by the price of the Company's common shares on the Nasdaq Capital Market at the start of trading on the first business day the common shares trade at a reverse split adjusted ratio of 20:1;

RESOLVED *that any director, officer and any other authorised person is hereby authorized and empowered, for and on behalf of the Company, to do and perform or cause to be done and performed, all such further acts and things and to enter into, execute and deliver all such certificates, agreements, acknowledgments, instruments, contracts, statements and other documents, including any and all amendments thereto, as may, in the judgment of management of the Company, be deemed necessary, advisable or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions, such determination to be conclusively evidenced by the taking of such action.*

[…]

Adjournment

There being no further questions or business to come before the Board, the meeting was adjourned.

April. 25, 2019

Thomas Meyer
Chairman of the Board

Raoul Dias
Secretary

Minutes of the

Annual General Meeting of Shareholders

of Auris Medical Holding Ltd.

held on June 4, 2020 8:00 a.m. CEST

at Dornacherstrasse 210, 4053 Basel, Switzerland

Welcome

Thomas Meyer, Chairman and CEO of Auris Medical Holding Ltd., opens and presides the meeting.

[redacted]

[redacted]

Item 2

The Chairman reiterates the Board of Directors' proposal: *to increase the authorised share capital of the Company from CHF 4,400,000 divided into 10,000,000 common shares of CHF 0.40 each and 20,000,000 preference shares of CHF 0.02 each to CHF 10,400,000 divided into 25,000,000 common shares of CHF 0.40 each and 20,000,000 preference shares of CHF 0.02 each, by the creation of an additional 15,000,000 common shares of CHF 0.40 each ranking pari-passu with the existing common shares of the Company.*

There being no questions, the Chairman moves to the vote by written ballot.

The proxy holders inform the Chairman that they represent 578,944 Yes votes, 361,572 No votes and 7,119 abstentions.

Item 3

The Chairman reiterates the Board of Directors' proposal: *To reduce the issued share capital of the Company by reducing the par value of each common share of the Company in issue from CHF 0.40 to CHF 0.01 with effect from not before June 4, 2020 and no later than June 30, 2020 and with the Board of Directors of the Company being authorised to determine such effective date (the "Effective Date") and to credit the amount of the reduction to the contributed surplus account of the Company and to reduce the authorised share capital of the Company attributable to common shares: (i) subject to the shareholders approving Proposal 2, to CHF 250,000 divided into 25,000,000 common shares of CHF 0.01 each, or (ii) otherwise, to CHF 100,000 divided into 10,000,000 common shares of CHF 0.01 each, provided the Company satisfies the requirements of section 46(2) of the Companies Act 1981, as amended of Bermuda on the Effective Date.*

There being no questions, the Chairman moves to the vote by written ballot.

The proxy holders inform the Chairman that they represent 582,508 Yes votes, 348,580 No votes and 16,547 abstentions.

[redacted]

Results

The Chairman then informs on the final results for each item as per the following table:

ITEM	Total			Percentage of Total	
	Yes	No	Abstention	YES (%)	No + Abstentions
item 1.1	844'421	88'467	14'747	89.11%	10.89%
item 1.2	848'206	78'718	20'711	89.51%	10.49%
item 1.3	851'176	75'998	20'461	89.82%	10.18%
item 1.4	884'041	42'530	21'064	93.29%	6.71%
item 1.5	880'290	45'464	21'881	92.89%	7.11%
item 2	578'944	361'572	7'119	61.09%	38.91%
item 3	582'508	348'580	16'547	61.47%	38.53%
item 4	891'634	32'832	23'169	94.09%	5.91%
item 5	711'179	214'661	21'795	75.05%	24.95%

The Chairman concludes that the meeting approves items 1.1, 1.2, 1.3, 1.4, 1.5, item 2, item 3, item 4 and item 5.

The Chairman informs that all directors have accepted their respective election.

Deloitte AG previously confirmed that it will accept its appointment in case of re-election.

There being no further business, the Chairman declares the meeting closed.

Basel, June 4, 2020

Thomas Meyer
Chairman of the Board

Nóra Péter
Secretary

June 19, 2020

AURIS MEDICAL HOLDING LTD.
(the "Company")

DIRECTORS' UNANIMOUS WRITTEN RESOLUTIONS
made pursuant to bye-law 59 of the bye-laws of the Company

The undersigned, being all of the Directors of the Company acting by written consent without a meeting **DO HEREBY CONSENT** to the adoption of the following resolutions:

REDUCTION OF ISSUED SHARE CAPITAL AND PAR VALUE

WHEREAS the Members of the Company at the annual general meeting of the Company held on 4 June 2020 approved the reduction of the issued share capital of the Company by reducing the par value of each common share of the Company in issue from CHF 0.40 to CHF 0.01 with effect from not before 4 June 2020 and no later than 30 June 2020 and with the Board of Directors of the Company being authorised to deter**mine such effective date (the "Effective Date") and to credit the amount of the reduction to the contributed surplus account of the** Company and to reduce the authorised share capital of the Company attributable to common shares to CHF 250,000 divided into 25,000,000 common shares of CHF 0.01 each, provided the Company satisfies the requirements of section 46(2) of the Companies Act 1981, as amended of Bermuda **(the "Companies Act")** on the Effective Date;

WHEREAS it is proposed that the Effective Date be 30 June 2020;

WHEREAS the Company has satisfied or will satisfy the requirements of section 46(2) of the Companies Act on 30 June 2020, as the Company has published the required notice pursuant to section 46(2)(a) of the Companies Act on 12 June 2020, and the directors have received a letter from the Chief Financial Officer of the Company confirming that on 30 June 2020 the Company will meet the requirements of section 46(2)(b) of the Companies Act;

After due consideration, it was:

RESOLVED that the Effective Date be 30 June 2020;

FURTHER RESOLVED that the issued share capital of the Company be reduced from CHF 2,023,633.60 to CHF 50,590.84 by reducing the par value of each common share of the Company in issue from CHF 0.40 to CHF 0.01 with effect on 30 June 2020 and to credit the amount of the reduction to the contributed surplus account of the Company and to reduce the authorised share capital of the Company attributable to common shares to CHF 250,000 divided into 25,000,000 common shares of CHF 0.01 each;

FURTHER RESOLVED, that any director or officer of the Company or Authorized Officer be, and each of them hereby is, authorised to execute (under the common seal of the Company if appropriate) and deliver on behalf of the Company any and all agreements, instruments and other documents whatsoever, and do any and all other things whatsoever, as such director or officer shall in his absolute and unfettered discretion deem or determine appropriate in connection with any of the foregoing resolutions, the transactions contemplated thereby and any ancillary matters thereto and/or to carry out the purposes and intent thereof, such deeming or determination to be conclusively evidenced by any such execution or the taking of any such action by such director or officer; and

FURTHER RESOLVED, that any and all agreements, instruments and other documents whatsoever, and any and all actions whatsoever, heretofore or hereafter executed, delivered and/or taken by any director or officer of the Company or Authorized Officer on behalf of the Company in connection with the subject matter of these resolutions be and are hereby approved, ratified and confirmed in all respects as the acts and deeds of the Company.

Remainder of page intentionally left blank – next page is the signature page

altamira
therapeutics

Minutes of the

Special General Meeting

of Altamira Therapeutics Ltd.

held on September 29, 2022 8:00 a.m. ADT

at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda

Welcome

Thomas Meyer, Chairman and CEO of Altamira Therapeutics Ltd., opened and chaired the meeting.

[redacted]

Item 1

The Chairman informed the meeting of the proposal before the meeting: *to increase the authorised share capital of the Company from CHF 650,000 divided into 25,000,000 common shares of CHF 0.01 each and 20,000,000 preference shares of CHF 0.02 each to CHF 1,400,000 divided into 100,000,000*

common shares of CHF 0.01 each and 20,000,000 preference shares of CHF 0.02 each, by the creation of an additional 75,000,000 common shares of CHF 0.01 each ranking pari-passu with the existing common shares of the Company.

There being no questions, the Chairman put the proposal before the meeting..

The proxy holders informed the Chairman that they represent For votes, Against votes and abstentions.

Results

The Chairman then informed on the final results for the item 1 as per the following table:

ITEM	Total			Percentage of Total[1]	
	For	Against	Abstention	For (%)	Against (%)
Item 1	2,696,842	571,992	36,819	82.50	17.49

The Chairman concludes that the meeting approves item 1.

Accordingly it was:

RESOLVED to increase the authorised share capital of the Company from CHF 650,000 divided into 25,000,000 common shares of CHF 0.01 each and 20,000,000 preference shares of CHF 0.02 each to CHF 1,400,000 divided into 100,000,000 common shares of CHF 0.01 each and 20,000,000 preference shares of CHF 0.02 each, by the creation of an additional 75,000,000 common shares of CHF 0.01 each ranking pari-passu with the existing common shares of the Company.

There being no further business, the Chairman declares the meeting closed.

Hamilton, September 29, 2022

Thomas Meyer
Chairman of the Board

Guy Cooper
Secretary

[1] Note: An abstention is neither a vote cast for or against. Therefore abstentions do not impact the voting percentage.

altamira therapeutics

September 9, 2022

Altamira Therapeutics Ltd.
(the "Company")

DIRECTOR'S UNANIMOUS WRITTEN RESOLUTIONS
Made pursuant to bye-law 59 of the bye-laws of the Company

The undersigned, being all of the Directors of the Company acting by written consent without a meeting DO HEREBY CONSENT to the adoption of the following resolutions:

1. Reverse Share Split

WHEREAS *the Company has not regained compliance with the NASDAQ minimum bid-price requirement as of the date of these resolutions;*

WHEREAS *the Directors of the Company believe it to be in the best interest of the Company to perform a reverse split by way of share consolidation at this point;*

RESOLVED *that a reverse split by way of share consolidation of the Company's common shares par value CHF 0.01 per share at a ratio of 20:1 be and is hereby approved with effect from the close of the Nasdaq Capital Market on September 29, 2022 or any trading day thereafter until no later than December 22, 2022 (the "Effective Date"), such that for every 20 common shares of par value CHF 0.01 of the Company there shall be 1 common share of par value CHF 0.20 of the Company (the "Reverse Split"), and that the Company's common shares shall start trading on Nasdaq Capital Market on a reverse split adjusted ratio of 20:1 on or around September 30, 2022 or any trading day thereafter until no later than December 23, 2022;*

RESOLVED *that any director or officer of the Company be and is hereby authorised, in his or her absolute and unfettered discretion to determine and approve the Effective Date, with such determination and approval to be conclusively evidenced by any such person's execution of any document or taking of any such action in connection therewith;*

RESOLVED *that where any fractional shares arise as a consequence of the Reverse Split, any director or officer of the Company be authorised in their unfettered discretion to either (i) cancel such fractional shares without compensation to the holder thereof; or (ii) cancel such fractional shares and pay compensation to the holder thereof, such compensation to be determined by multiplying the fractional share by the price of the Company's common shares on the Nasdaq Capital Market at the start of trading on the first business day the common shares trade at a Reverse Split adjusted ratio of 20:1;*

RESOLVED *that any director, officer and any other authorised person is hereby authorized and empowered, for and on behalf of the Company, to do and perform or cause to be done and performed, all such further acts and things and to enter into, execute and deliver all such certificates, agreements, acknowledgments, instruments, contracts, statements and other documents, including any and all amendments thereto, as such director, officer or other authorised person of the Company shall in his or her absolute and unfettered discretion deem necessary, advisable or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions, such determination to be conclusively evidenced by any such execution or the taking of such action by such director, officer or other authorised person of the Company.*